UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2021

Fountain Healthy Aging, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-123774	86-1098668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 601, Bldg. E, No. 1, Huabao Fubao China Street, Futian District Shenzhen City, Guangdong Province	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +86 185 6676 1769

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2021, Fountain Healthy Aging, Inc. (the “Company,” “we,” “our”) entered into a Share Exchange Agreement (the “Agreement”) with certain equity owners (the “Sellers”) of Shenzhen Nainiang Wine Industrial Co., Ltd., a company incorporated and operating in the People’s Republic of China (the “Target Company”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company issued a total of 9,281,577 shares of the Company’s common stock (the “Exchange Shares”) to the Sellers in exchange for the Sellers, on June 3, 2021 and pursuant to a separate contract described in Item 2.01 of the Current Report on Form 8-K, transferring to the Company’s wholly-owned subsiary, Shenzhen Wei Lian Jin Meng Electronic Commerce Limited (“Shenzhen Wei Lian”), 99% of the total issued and outstanding equity (the “Transferred Equity”) of Shenzhen Nainiang Wine Industrial Co., Ltd., a company incorporated and operating in the People’s Republic of China (the “Target Company”) (both the transfer of the Transferred Equity and the issuance of the Exchange Shares, the “Acquisition”).

Pursuant to the Agreement, the Company will issue the Exchange Shares to the Sellers. The Exchange Shares will be allocated among the Sellers pro-rata based on each Seller’s ownership of the Target Company prior to the Acquisition.

The Agreement contains a number of representations and warranties made by the Target Company and the Sellers, which in certain cases are subject to specified exceptions and qualifications contained in the Agreement. The representations and warranties are customary for transactions similar to the Acquisition.

The Agreement is structured with a simultaneous closing, and the Company issued the Exchange Shares on the same day as the parties to the Agreement executed the Agreement. As such, the Agreement did not include closing conditions, covenants or other protections for the Company that would otherwise be included in a transaction which included a closing period.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 3, 2021, Shenzhen Wei Lian closed a transaction in which the Sellers transferred to Shenzhen Wei Lian the Transferred Equity, in exchange for the promise by Shenzhen Wei Lian to cause the Company to issue the Exchange Shares to the Sellers on a pro rata basis based on their percentage of ownership of the Transferred Equity.

The Acquisition resulted in Shenzhen Wei Lian becoming the owner of 99% of the Target Company’s total issued and outstanding equity. For federal income tax purposes, it is intended that the Acquisition qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Acquisition was accounted for under merger accounting under common control.

As a result of the Acquisition, the Company has now assumed the Target Company’s business operations, and the Target Company is a majority-owned subsidiary of the Company.

Among the Sellers is Ms. Zhu Hong, who is the Company’s sole executive and board member, and who in connection with the Acquisition, sold 48% of the Target Company in exchange for receiving 4,500,159 of the Exchange Shares. To determine the amount of Exchange Share to issue to the Sellers, the Company converted the net asset value of the Target Company as of June 3, 2021 to US Dollars, and then used a price per share for the Company’s common stock of US$1.10.

A copy of the agreement by which the Transferred Equity was transferred to Shenzhen Wei Lian is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Transaction is qualified in its entirety by reference thereto.

The disclosures set forth in Item 1.01 “Entry into a Material Definitive Agreement” are incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required by this Item is attached hereto as Exhibit 99.3 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement by and among the Company, Shenzhen Nainiang Wine Industrial Co., Ltd. and the Sellers dated August 16, 2021.
10.2	Equity Acquisition Agreement by and among Shenzhen Wei Lian Jin Meng Electronic Commerce Limited, Shenzhen Nainiang Wine Industrial Co., Ltd., and the Sellers dated June 2, 2021.
99.1	Audited financial statements of Shenzhen Nainiang Wine Industrial Co., Ltd., as of and for the year ended December 31, 2020.
99.2	Unaudited financial statements of Shenzhen Nainiang Wine Industrial Co., Ltd., as of and for the six months ended June 30, 2021 and June 30, 2020.
99.3	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNTAIN HEALTHY AGING, INC.

By:	/s/ Zhu Hong
Name:	Zhu Hong
Title:	Chief Executive Officer
Dated:	August 16, 2021

3